Exhibit 24.01
POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PEPCO HOLDINGS, INC., a Delaware corporation, (the "Company") hereby constitute and appoint Dennis R. Wraase, William T. Torgerson, Joseph M. Rigby, Anthony J. Kamerick, Ellen Sheriff Rogers and Karen G. Almquist and each of them, their true and lawful attorneys and agents with full power and authority, in their names and on their behalf, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission thereunder, and to comply with the securities laws of any state of the United States or any other jurisdiction, in connection with a Registration Statement on Form S-3 to be filed under the Act for the public offering and sale of debt securities and common stock, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers, in the respective capacities indicated below, to said Registration Statement and to any instruments or documents filed as a part of or in connection with said Registration Statement or amendment thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 20th day of August, 2007.
Signatures
Principal Executive Officer:	/s/ D. R. WRAASE Dennis R. Wraase Chairman, President, Chief Executive Officer and Director
Principal Financial Officer:	/s/ J. M. RIGBY Joseph M. Rigby Senior Vice President and Chief Financial Officer
Principal Accounting Officer:	/s/ R. K. CLARK Ronald K. Clark Vice President and Controller
Director	/s/ J. B. DUNN Jack B. Dunn
Director	/s/ T. C. GOLDEN Terence C. Golden
Director	/s/ FRANK O. HEINTZ Frank O. Heintz
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Director	/s/ BARBARA J. KRUMSIEK Barbara J. Krumsiek
Director	/s/ GEORGE F. MacCORMACK George F. MacCormack
Director	/s/ RICHARD B. McGLYNN Richard B. McGlynn
Director	/s/ LAWRENCE C. NUSSDORF Lawrence C. Nussdorf
Director	/s/ FRANK ROSS Frank Ross
Director	/s/ PAULINE A. SCHNEIDER Pauline A. Schneider
Director	/s/ LESTER P. SILVERMAN Lester P. Silverman
Director	/s/ WILLIAM T. TORGERSON William T. Torgerson
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